Exhibit 8.1

NELSON MULLINS RILEY & SCARBOROUGH LLP ATTORNEYS AND COUNSELORS AT LAW

301 South College Street | Twenty-Third Floor Charlotte, NC 28202 T 704.417.3000 F 704.377.4814 nelsonmullins.com

March 24, 2025

SmartStop Self Storage REIT, Inc.

10 Terrace Road

Ladera Ranch, CA 92694

Re: Qualification as a Real Estate Investment Trust

Ladies and Gentlemen:

We have acted as counsel to SmartStop Self Storage REIT, Inc., a Maryland corporation (the “Company”) in connection with its filing on the date hereof of a registration statement on Form S-11 (Registration No. 333-264449) (as amended, the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), and a preliminary prospectus dated March 24, 2025 included as part of the Registration Statement (the “Preliminary Prospectus”). You have requested our opinion concerning certain of the federal income tax considerations relating to the Company. Unless otherwise defined herein, capitalized terms used and not otherwise defined herein shall have the respective meanings given them in the Registration Statement.

In giving this opinion letter, we have examined the Registration Statement and the Preliminary Prospectus and such corporate records or other documents as we have deemed necessary or appropriate for purposes of this opinion. In providing this opinion, we have not made an independent investigation of the facts set forth in the above referenced documents. We have assumed any such documents are duly authorized, executed, and delivered by all parties and authentic, if an original, or accurate, if a copy.

In connection with the opinions rendered below, we also have relied upon the correctness of the factual representations contained in the Officer’s Certificate. After reasonable inquiry, we are not aware of any facts that are inconsistent with the representations contained in the Officer’s Certificate. Furthermore, where the factual representations in the Officer’s Certificate involve terms defined in the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations thereunder (the “Regulations”), published rulings of the Internal Revenue Service (the “Service”), or other relevant authority, we have reviewed with the individuals making such representations the relevant provisions of the Code, the applicable Regulations, the published rulings of the Service, and other relevant authority.

SmartStop Self Storage REIT, Inc.

March 24, 2025

Based on the documents and assumptions set forth above and the representations set forth in the Officer’s Certificate, we are of the opinion that:

1.

Commencing with its taxable year ended December 31, 2014, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) pursuant to Sections 856 through 860 of the Code, and the Company’s proposed method of operation as described in the Registration Statement and as set forth in the Officer’s Certificate will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code; and

2.

The statements set forth under the heading “Federal Income Tax Considerations” in the Registration Statement and Preliminary Prospectus, insofar as such statements describe applicable U.S. federal income tax law, are correct in all material respects.

Other than as expressly stated above, we express no opinion on any issue relating to the Company including, without limitation, any investment therein.

Our opinion regarding the Company’s ability to qualify as a REIT depends upon the Company’s ability, through its actual operations, to meet the numerous REIT qualification tests imposed by the Code, including requirements relating to distribution levels and diversity of stock ownership of the Company, and the various qualification tests imposed under the Code, the results of which will not be reviewed by us. We will not review on a continuing basis the Company’s compliance with such qualification tests, documents, assumptions or representations.

The opinions below are limited to the U.S. federal income tax matters addressed herein, and no other opinions are rendered with respect to other U.S. federal income tax matters or to any issues arising under the tax laws of any other country, or any state or locality. Such opinions are based on the Code, the Regulations, and existing administrative and judicial interpretations thereof (including private letter rulings issued by the Service), all as they exist as of the date of this opinion letter. We undertake no obligation to update the opinions expressed herein after the date of this opinion letter. This opinion letter may not be distributed, quoted in whole or in part or otherwise reproduced in any document (other than as an exhibit to the Registration Statement), or filed with any governmental agency without our express written consent, except as required by applicable law.

SmartStop Self Storage REIT, Inc.

March 24, 2025

We hereby consent to the inclusion of this opinion letter as Exhibit 8.1 to the Registration Statement and to the references to our firm in the Registration Statement and the Preliminary Prospectus under the heading “Federal Income Tax Considerations.” In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations thereunder.

Very truly yours,

NELSON MULLINS RILEY & SCARBOROUGH LLP